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                                                                  Exhibit 10.9

                         FIRST AMENDMENT TO SERVICES AND
                            RISK MANAGEMENT AGREEMENT

         THIS FIRST AMENDMENT TO THE SERVICES AND RISK MANAGEMENT AGREEMENT (the "First Amendment"), between MIRANT AMERICAS ENERGY MARKETING, LP ("MAEM"), MIRANT DELTA, LLC ("Delta") and MIRANT POTRERO, LLC ("Potrero") (Delta and Potrero are collectively referred to herein as the "Project Companies") is entered into this 8th day of May, 2001.

                                    RECITALS

         WHEREAS, the Project Companies and MAEM (collectively, the "Parties") entered into a Services and Risk Management Agreement dated as of March 30, 2001 and effective as of January 1, 2001 (the "Agreement"), under which the Project Companies contracted with MAEM for the provision of certain services;

         WHEREAS, the Parties desire to amend the provisions of Section 3.8 of the Agreement and other provisions in order to establish the framework for an agency relationship for the sales of Energy and other Products to third parties; and

         WHEREAS; the Parties desire to amend the definition of "Bonus Percentage" in Section 5.2(a) of the Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

1. DEFINED TERMS. Capitalized terms used in this First Amendment (including, without limitation, in the Recitals) and not otherwise defined shall have the respective meanings assigned to such terms in the Agreement.

2. EFFECTIVE DATE. This First Amendment shall be effective as of May 8, 2001 (the "Effective Date").

3.       AMENDMENT TO AGREEMENT.  The Agreement is hereby amended as follows:

         (i)      Section 3.8 is amended as follows:

                  (a)      The current text of Section 3.8 is renumbered as (a).

                  (b)      A new (b) is added to Section 3.8 as follows:

                  If, at any time, MAEM determines that the creditworthiness of some or all of the third party purchasers of Energy and other Products is impaired, MAEM may, at


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                  its sole discretion and upon written notice to the Project
                  Companies, elect to suspend future sales of Energy and other Products to such third party purchasers for a period until MAEM deems their creditworthiness is restored (each such period an "Energy Agency Period"). During any Energy Agency Period, MAEM's sole obligation shall be to use commercially reasonable efforts to sell Energy and other Products to third parties as agent of and for the Project Companies, and MAEM shall have no obligation to provide credit enhancement to any third party which purchases Energy and other Products from the Project Companies. During any Energy Agency Period, MAEM shall have no liability to either of the Project Companies if third parties do not agree to purchase Energy and other Products from the Project Companies. As agent, MAEM shall neither directly purchase or sell, nor contract for the purchase or sale, nor take title to or possession and control of any Energy or other Products, and MAEM shall have no liability to the Project Companies or any third party for nonpayment or nondelivery of any Energy or other Products sold to third parties. During the Agency Period, as between MAEM and the Project Companies, the Project Companies shall be deemed to have title, exclusive possession and control of all Energy and other Products sold to third parties, and the Project Companies shall bear the risk of loss associated with such Energy and other Products. MAEM may terminate any Energy Agency Period by written notice to the Project Companies, when MAEM determines that the creditworthiness of the applicable third party purchaser has been restored.

                  (c)      A new (c) is added to Section 3.8 as follows:

                  When making sales of Energy or other Products to third parties as agent for the Project Companies during an Energy Agency Period, MAEM may use the name "Mirant California" in lieu of the names of the Project Companies. The Project Companies understand and agree that such sales will be made by MAEM as their agent, and that the Project Companies shall be entitled to the benefits and shall bear all responsibilities and liabilities related to such sales in proportion to the amount of Energy or other Products generated or produced by each of them. Mirant California, LLC shall have no liability for or related in any way to such sales.

         (ii) In Section 5.2(a), the definition of `"Bonus Percentage" is deleted in its entirety and replaced by the following:

                  "Bonus Percentage" means 75% for 2001.

4.       REFERENCES TO AND EFFECT ON THE AGREEMENT.

         (i) On and after the effectiveness of this First Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this First Amendment.


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         (ii) The Agreement, as specifically amended by this First Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5. GOVERNING LAW. This First Amendment shall be governed by and construed under the laws of the State of California.

6. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this First Amendment as of the date first written.

                                       MIRANT DELTA, LLC

                                       By: _______________________________
                                           Name: _________________________
                                           Title: ________________________


                                       MIRANT POTRERO, LLC

                                       By: _______________________________
                                           Name: _________________________
                                           Title: ________________________


                                       MIRANT AMERICAS ENERGY
                                       MARKETING, LP

                                       BY: MIRANT AMERICAS DEVELOPMENT, INC.,
                                       ITS GENERAL PARTNER


                                       By: _______________________________
                                           Name: _________________________
                                           Title: ________________________